                                                                 EXHIBIT 4(A)(3)

                        SOUTHLAND LIFE INSURANCE COMPANY
                             (A TEXAS CORPORATION)
              5780 POWERS FERRY ROAD, N. W. ATLANTA, GA 30327-4390
                       A STOCK COMPANY - ESTABLISHED 1908


               [John Q. Doe]                         [310000004]


                 AGREEMENT BY SOUTHLAND LIFE INSURANCE COMPANY
Southland Life Insurance Company will pay the benefits described in this Contract in accordance with the terms of this Contract.

                      PLEASE READ YOUR CONTRACT CAREFULLY.
This Contract is a legal contract between the Contract Owner and the Company.

                                FREE LOOK PERIOD

You have the right to examine and return this Contract within ten days after your receipt. It may be returned by delivering or mailing it to us at our Customer Service Center. It will then be void from the beginning. Within seven days after receipt of the Contract at our Customer Service Center, we will refund the purchase payments, in addition to any charges deducted, as of the date of receipt.

        This Contract is signed for Southland Life Insurance Company by


      /s/ Signature Illegible               /s/ Signature Illegible
           President                                 Secretary


THIS CONTRACT IS A FLEXIBLE PREMIUM DEFERRED COMBINATION FIXED AND VARIABLE ANNUITY CONTRACT.

Annuity Payments and other values provided by this Contract, when based on the investment experience of Southland Separate Account A1 are variable. These values may increase or decrease based on investment experience and are not guaranteed as to fixed dollar amount. Annuity Payments begin as of the Annuity Date. Purchase Payments are flexible and may be made until the earlier of the Annuity Date or the maximum age shown in the Schedule. The Enhanced Death Benefit will be paid if the Owner dies prior to the Annuity Date.

                            CUSTOMER SERVICE CENTER
                                [P.O. BOX 173789
                             DENVER, CO  80217-3789
                        TOLL-FREE NUMBER (800) 224-3035]


Form 15208-95

                               TABLE OF CONTENTS

CONTRACT SCHEDULE.........................................................  4
          Allocation of Initial Purchase Payment..........................  5
          Contract Expense Provisions.....................................  6
          Guaranteed Interest Rate........................................  7
          Enhanced Death Benefit Accumulation Rate........................  7

DEFINITIONS...............................................................  8

OWNERS, ANNUITANTS AND BENEFICIARIES...................................... 11
          Owners and Death of Owners...................................... 11
          Annuitants and Death of Annuitants.............................. 11
          Beneficiaries and Death of Beneficiaries........................ 11
          Required Distributions.......................................... 12

PURCHASE PAYMENTS......................................................... 12
          Purchase Payment Allocation..................................... 13

VARIABLE ACCOUNT.......................................................... 13

GUARANTEED INTEREST ACCOUNT............................................... 14

ACCUMULATION VALUES....................................................... 14
          Accumulation Unit Value......................................... 14
          Accumulation Experience Factor.................................. 15
          Subaccount Accumulation Value................................... 15
          Guaranteed Interest Account Accumulation Value.................. 16

TRANSFERS................................................................. 16
          Transfers and Excess Transfers.................................. 16
          Transfers from the Guaranteed Interest Account.................. 17
          Excess Transfer Charge.......................................... 17
          Dollar Cost Averaging Facility.................................. 17
          Automatic Rebalancing........................................... 18

WITHDRAWALS............................................................... 18
          Demand Withdrawal Option........................................ 18
          Withdrawal Transaction Charge................................... 19
          Systematic Withdrawal Program................................... 19
          IRA Income Program.............................................. 20

SURRENDERS................................................................ 20

DEATH BENEFIT............................................................. 20
          Death Benefit Prior to the Annuity Date......................... 20
          Enhanced Death Benefit.......................................... 20

Form 15208-95

ANNUITY PAYMENTS.......................................................... 21
          Election and Changes of Annuity Date............................ 21
          Election and Changes of Annuity Payment Option.................. 21
          Annuity Payment Options - General............................... 22
          Variable Annuity Payments....................................... 22
          Fixed Annuity Payment........................................... 23
          Combination Annuity Payments.................................... 23
          Annuity Payment Options......................................... 23
          Commuting....................................................... 24
          Excess Interest................................................. 24
          Minimum Amounts................................................. 24
          Income Protection............................................... 25
          Payments Other than Monthly..................................... 25

GENERAL CONTRACT PROVISIONS............................................... 25
          The Contract.................................................... 25
          Age............................................................. 25
          Procedures...................................................... 25
          Deferral of Payment............................................. 25
          Tax Qualifications.............................................. 26
          Contract Changes................................................ 26
          Collateral Assignment........................................... 26
          Incontestability................................................ 26
          Misstatement of Age or Sex...................................... 26
          Periodic Reports................................................ 26
          Basis of Computations........................................... 27
          Taxes........................................................... 27
          Non Participating............................................... 27
          Customer Service Center......................................... 27

ANNUITY PAYMENTS OPTIONS TABLES........................................... 28

Form 15208-95

                               CONTRACT SCHEDULE


--------------------------------------------------------------------------------
 OWNER:  JOHN DOE                                  AGE AND SEX: 35, MALE
--------------------------------------------------------------------------------
 ANNUITANT: JOHN DOE                               AGE AND SEX: 35, MALE
--------------------------------------------------------------------------------
 CONTRACT DATE: JULY 1, 1995                    CONTRACT NUMBER: 310000004
--------------------------------------------------------------------------------
 ANNUITY DATE:                                         AUGUST 1, 2027
--------------------------------------------------------------------------------
 INITIAL PURCHASE PAYMENT:                               $25,000.00
--------------------------------------------------------------------------------
 MINIMUM FOR EACH SUBSEQUENT                               $500.00
 PURCHASE PAYMENT:
--------------------------------------------------------------------------------
 MAXIMUM CUMULATIVE PURCHASE                              $1,500,000
 PAYMENT:
--------------------------------------------------------------------------------
 MAXIMUM OWNER'S AGE TO WHICH                                 86
 PURCHASE PAYMENTS MAY BE MADE:
--------------------------------------------------------------------------------
 CUSTOMER SERVICE CENTER:                        CUSTOMER SERVICE CENTER
                                                     P.O. BOX 173789
                                                 DENVER, CO  80217-3789
--------------------------------------------------------------------------------

Form 15208-95

                     ALLOCATION OF INITIAL PURCHASE PAYMENT


[Alger American Small Capitalization Subaccount]                            0%

[Alger American Growth Subaccount]                                          0%

[Alger American MidCap Growth Subaccount]                                  10%

[Alger American Leveraged AllCap Subaccount]                                0%


[INVESCO Industrial Income Subaccount]                                     10%

[INVESCO Utilities Subaccount]                                              0%


[Janus Growth Subaccount]                                                   5%

[Janus Agressive Growth Subaccount]                                        15%

[Janus Worldwide Growth Subaccount]                                         0%

[Janus International Growth Subaccount]                                     0%

[Janus Balanced Subaccount]                                                 0%

[Janus Short-Term Bond Subaccount]                                          0%


[Fidelity VIP Money Market Subaccount]                                      0%

[Fidelity VIP High Income Subaccount]                                        0%

[Fidelity VIP Equity-Income Subaccount]                                     0%

[Fidelity VIP Growth Subaccount]                                            0%

[Fidelity VIP Overseas Subaccount]                                         20%

[Fidelity VIP II Investment Grade Bond Subaccount]                         15%

[Fidelity VIP II Asset Manager Subaccount]                                 15%

[Fidelity VIP II Index 500 Subaccount]                                      0%

[Fidelity VIP II Contrafund Subaccount]                                     0%


Guaranteed Interest Account                                                10%


If you elect to invest in a particular investment option, at least 1% of your Purchase Payment must be allocated to that option. All percentage allocations must be in whole numbers.

Form 15208-95

                          CONTRACT EXPENSE PROVISIONS

OWNER TRANSACTION EXPENSES (Deducted from the Accumulation Value)

1.   Excess Transfer Charges:  Refer to the Transfer section for details.

2.   Withdrawal Charges:  Refer to the Withdrawal section for details.

3. Surrender Charge: This charge is deducted upon Surrender or Withdrawal of Purchase Payments held less than five full Contract Years since the Contract Anniversary at the end of the Contract Year in which the Purchase Payment was made. It is calculated as a percentage of the Purchase Payments withdrawn or surrendered. The percentage is based on the number of Contract Anniversaries since the Contract Year in which each Purchase Payment was made.

 CONTRACT ANNIVERSARIES SINCE     0     1     2     3     4     5     6 and
 PURCHASE PAYMENT WAS MADE:                                           more
---------------------------------------------------------------------------
 PERCENTAGE:                      7%    6%    5%    4%    3%    2%      0%
---------------------------------------------------------------------------


ANNUAL ADMINISTRATIVE CHARGE (Deducted from the Variable Account Accumulation Value at the end of the Contract Year.)

This charge is based on the Purchase Payments paid. If aggregate Purchase Payments received less aggregate Withdrawals (including any Withdrawal charges and Surrender charges arising from such Withdrawals) are:

                less than $100,000:    $30.00 per year

                $100,000 or more:      $ 0.00 per year

VARIABLE ACCOUNT ANNUAL EXPENSES (as a percentage of assets in each Subaccount)

  Mortality And Expense Risk Charge Prior To The Annuity  Date:  1.37%

  Mortality And Expense Risk Charge During The Annuity Period:   1.25%

  Asset-Based Administrative Charge:                                       0.15%

Form 15208-95

                            GUARANTEED INTEREST RATE

Guaranteed Interest Rate for the Guaranteed Interest Account:  3.00% per year


Form 15208-95

                                 DEFINITIONS


ACCUMULATION UNIT: An Accumulation Unit is a unit of measure used to calculate Variable Account Accumulation Value.

ACCUMULATION VALUE: The Accumulation Value is the total value under a Contract. It is the sum of the Variable Account Accumulation Value and the Guaranteed Interest Account Accumulation Value.

ANNUITANT: The Annuitant(s) is the person or persons whose life (or lives) determines the Annuity Payments payable under the Contract and who receives payments during the Annuity Period. The maximum number of joint Annuitants is two and provisions referring to the death of an Annuitant mean the death of the last surviving Annuitant.

ANNUITY DATE: The Annuity Date is the date as of which, if the Annuitant is still living, the Accumulation Value (less previously undeducted taxes) is applied under an Annuity Payment Option and Annuity Payments begin.

ANNUITY PAYMENT: An Annuity Payment is one of a number of periodic payments made by the Company to the Annuitant under a Contract.

ANNUITY PAYMENT OPTION: An Annuity Payment Option specifies the form that Annuity Payments take or the type of payments. Various Annuity Payment Options are offered under the Contract.

ANNUITY PERIOD: The Annuity Period is the period after the Annuity Date when Annuity Payments are made.

ANNUITY UNIT: An Annuity Unit is a unit of measure used to calculate variable Annuity Payments.

BENCHMARK RATE OF RETURN: The Benchmark Rate of Return is an annual rate of return used by the Company to determine the amount of variable Annuity Payments by assuming (among other things) that Subaccounts supporting variable Annuity Payments will have a net annual investment return over the anticipated Annuity Period equal to that rate of return.

BENEFICIARY:    The Beneficiary is the person designated by the Owner to receive the Death Benefit, upon the death of the Owner prior to the Annuity Date.

CASH SURRENDER VALUE: The Cash Surrender Value is the Accumulation Value, less any applicable Surrender charges, premium taxes not previously deducted, and the annual administrative charge.

CODE:  The Code is the Internal Revenue Code of 1986, as amended.

CONTRACT ANNIVERSARY: The Contract Anniversary is the same date in each Contract Year as the Contract Date.

CONTRACT DATE: The Contract Date is the date that the Contract is issued. It is set forth on the Contract Schedule and is used to determine Contract Years and Contract Anniversaries.

CONTRACT YEAR: A Contract Year is a twelve-month period beginning on the Contract Date or on a Contract Anniversary.

Form 15208-95

CUSTOMER SERVICE CENTER: The Customer Service Center is the Company's offices at P.O. Box 173789, Denver, CO 80217-3789. For overnight delivery, the address is 8515 East Orchard Road -9T2, Englewood, CO 80111.

DEATH BENEFIT: The amount payable to the Beneficiary upon death of the Owner prior to the Annuity Date.

DEMAND WITHDRAWAL: A withdrawal of Cash Surrender Value made at the Owner's request.

DUE PROOF OF DEATH: Due Proof of Death is proof of death satisfactory to the Company. Such proof may consist of the following if acceptable to the Company:

    (a)    A certified copy of the death record;

    (b)    A certified copy of a court decree reciting a finding of death; or

    (c)    Any other proof satisfactory to the Company.

FREE LOOK PERIOD: The Free Look Period is the period during which you may return the Contract and receive a refund.

GENERAL ACCOUNT: The General Account is the assets of the Company other than those allocated to the Variable Account or any other separate account of the Company.

GUARANTEED INTEREST ACCOUNT ACCUMULATION VALUE: The Guaranteed Interest Account Accumulation Value is the value under a Contract in the Guaranteed Interest Account.

GUARANTEED INTEREST ACCOUNT: The Guaranteed Interest Account is an allocation option under the Contract supported by the Company's General Account. It is not part of nor dependent upon the investment performance of the Variable Account.

IRA CONTRACT: A Contract issued as an Individual Retirement Annuity in connection with sections 408(a) and (b) of the Code.

OWNER: The Owner is the person(s) who owns the Contract and who is entitled to exercise all rights and privileges provided in the Contract.

PORTFOLIO: A Portfolio is an investment portfolio (sometimes called a series or a fund) of an open-end management investment company listed in the prospectus or any other open-end management investment company or unit investment trust in which a Subaccount invests.

PURCHASE PAYMENT: A payment or payments made by the Owner to purchase the benefits provided by the Contract.

SEC:  The SEC is the U.S. Securities and Exchange  Commission.

SUBACCOUNT: A Subaccount is a subdivision of the Variable Account, the assets of which are invested in a corresponding Portfolio.

SUBACCOUNT ACCUMULATION VALUE: The Subaccount Accumulation Value is the value under a Contract in a particular Subaccount.

SURRENDER:  The termination of the Contract by payment of the Cash Surrender
Value.

VALUATION DAY: For each Subaccount, a Valuation Day is each day on which the New York Stock Exchange ("NYSE") and Southland's Customer Service Center are both open for business, except for a day that a Subaccount's corresponding Portfolio does not value its shares.

Form 15208-95

VALUATION PERIOD: A Valuation Period is a period that starts at 4:00 p.m. eastern time on one Valuation Day and ends at 4:00 p.m. eastern time on the next succeeding Valuation Day.

VARIABLE ACCOUNT:  The Variable Account is Southland Separate Account A1.

VARIABLE ACCOUNT ACCUMULATION VALUE: The Variable Account Accumulation Value is the value under a Contract in the Variable Account. It is the sum of the Subaccount Accumulation Values.

WE, US, OUR AND THE COMPANY: We, us, our and the Company refer to Southland Life Insurance Company.

WRITTEN NOTICE: A written notice or request in a form satisfactory to the Company which is signed by the Owner and received at the Customer Service Center.

YOU AND YOUR:  You and your refer to the Owner of this Contract.

Form 15208-95

                     OWNERS, ANNUITANTS, AND BENEFICIARIES

OWNERS AND DEATH OF OWNERS

The original Owner of this Contract is the person named as the Owner in the application. Consistent with the terms of any Beneficiary designation and any assignment, the Owner may, prior to the Annuity Date:

     1. Assign this Contract or Surrender it in whole or in part;
     2. Amend or change this Contract with the consent of the Company;
     3. Exercise any right and receive any benefit; or
     4. Change the ownership.

Subject to the applicable provisions of the Required Distributions section, if the Owner (or Deemed Owner as defined in the Required Distributions section) dies prior to the Annuity Date, and:

     1. If the deceased Owner's spouse is the joint Owner, then the spouse becomes the new Owner and no Death Benefit is payable; or
     2. If the Owner's spouse is the Beneficiary, then the spouse may elect to become the Owner (in which case there is no Death Benefit payable) by so electing within 60 days of the death; if there is no such election, the Death Benefit is payable to the Beneficiary; or
     3. If the Owner's spouse is not the joint Owner or the Beneficiary, then the Death Benefit is payable to the Beneficiary.

ANNUITANTS AND DEATH OF ANNUITANTS

The original Annuitant and any contingent Annuitant are named in the application. The Annuitant will receive the Annuity Payments of the Contract if, on the Annuity Date, the Annuitant is living. You may name a new Annuitant prior to the Annuity Date. Any Annuitant or contingent Annuitant must be younger than age 86 when named. Any Annuitant or contingent Annuitant that is not an individual may not be named without our consent.

If the Annuitant dies before the Annuity Date, and a contingent Annuitant has been named, the contingent Annuitant becomes the Annuitant. If no contingent Annuitant has been named, you must designate a new Annuitant. If no designation is made within 30 days of the Annuitant's death, the Owner will become the Annuitant.

If any Owner is not an individual, the death of the Annuitant will be treated as the death of the Owner.

Upon the death of the Annuitant after the Annuity Date, any remaining payments will be continued to any contingent Annuitant. Upon the death of both the Annuitant and any contingent Annuitant, any remaining payments will be paid to the estate of the last to die of the Annuitant and contingent Annuitant. Payments may be made in one sum if the Owner's election allows. See the Annuity Payments section.

BENEFICIARIES AND DEATH OF BENEFICIARIES

The original Beneficiary and any contingent Beneficiaries are named in the application. Surviving contingent Beneficiaries are paid the Death Benefit only if no Beneficiary survives. If more than one Beneficiary in a class survives, they will share the Death Benefit equally, unless the Owner's designation provides otherwise. If there is no designated Beneficiary or contingent Beneficiary surviving, we will pay the Death Benefit to the Owner's estate. We will pay the Death Benefit in accordance with the most recent Beneficiary designation on file. The Owner may name a new Beneficiary unless an irrevocable Beneficiary has been named. When an irrevocable Beneficiary has been designated, the Owner and the irrevocable Beneficiary must act together to make any Beneficiary changes.

REQUIRED DISTRIBUTIONS

Form 15208-95

The following required distribution rules shall apply if and to the extent required under section 72(s) of the Code:

     1. Subject to the alternative election or spousal beneficiary provisions in subsection (2) or (3) below,

        a) If an Owner dies on or after the Annuity Date and before the entire interest in this Contract has been distributed, the remaining portion of such interest shall be distributed at least as rapidly as under the method of distribution being used as of the date of such death;

        b) If an Owner dies before the Annuity Date, the entire interest in this Contract will be distributed within five years after such death; and

        c) If any Owner is not an individual, then for purposes of this subsection (1), the primary Annuitant under this Contract shall be treated as the Owner (the "Deemed Owner"), and any change in the primary Annuitant shall be treated as the death of the Owner. The primary Annuitant is the individual, the events in the life of whom are of primary importance in affecting the timing or amount of the payment under the Contract.

     2. If any portion of the interest of an Owner (or a Deemed Owner) in subsection (1) is payable to or for the benefit of a designated beneficiary, and such beneficiary elects to have such portion distributed under an Annuity Payment Option over a period that: (A) does not extend beyond such beneficiary's life or life expectancy and (B) starts within one year after such death, or such later date as Treasury Regulation may proscribe (a "Qualifying Distribution Period"); then for purposes of satisfying the requirements of subsection (1), such portion shall be treated as distributed entirely on the date such periodic distributions begin. Such beneficiary may elect any Annuity Payment Option for a Qualifying Distribution Period, subject to any restrictions imposed by any regulations under section 72(s) of the Code.

     3. If any portion of the interest of an Owner (or a Deemed Owner) described in subsection (1) is payable to or for the benefit of such Owner's spouse, or is co-owned by such spouse, then such spouse shall be treated as the Owner of such portion for purposes of the requirements of subsection (1).

                                 PURCHASE PAYMENTS

This Contract will not be issued until the initial Purchase Payment shown on the
Schedule is received by us and accepted at our Customer Service Center. The initial Purchase Payment is due on the issue date. A receipt will be furnished upon request. Any subsequent Purchase Payments may be made at any time prior to the Annuity Date subject to our requirements at the time the Purchase Payment is made. We reserve the right to modify the requirements. The requirements in effect on the issue date are shown on the Schedule. No benefit associated with any Purchase Payment will be provided until the Purchase Payment is accepted by us at our Customer Service Center.

We reserve the right to refuse to accept additional Purchase Payments at any time for any reason.

PURCHASE PAYMENT ALLOCATION

The initial Purchase Payment will be allocated to the Subaccounts and to the Guaranteed Interest Account as you directed in the application and as indicated on the Schedule. We allocate any subsequent Purchase Payment among the Subaccounts and the Guaranteed Interest Account on the same basis as the initial Purchase Payment unless we receive a Written Notice with new instructions.

In states where we are required to refund Purchase Payments during the Free Look Period, that portion of the initial Purchase Payment to be allocated to any Subaccount is allocated to the Fidelity VIP Money Market Subaccount for a period of 15 days from the date that the Contract is mailed from the Customer Service Center. At the expiration of this period, such portion of the Purchase Payment, as adjusted to reflect the investment performance of the Fidelity VIP Money Market Subaccount during this period, is then allocated to the Subaccounts as described above.


Form 15208-95

                                 VARIABLE ACCOUNT

The Variable Account is an account established by us pursuant to the laws of the State of Texas, to separate the assets funding the variable benefits for the class of Contracts to which this Contract belongs from the other assets of the Company.

The Variable Account is registered as a unit investment trust under the Investment Company Act of 1940 (the "1940 Act"). All income, gains and losses, realized or unrealized, from assets allocated to the Variable Account are credited to or charged against the Variable Account without regard to other income, gains or losses of the Company. The assets of the Variable Account are our property, but are separate from our General Account and any other separate account maintained by us. That portion of the assets of the Variable Account which is equal to the reserves and other Contract liabilities with respect to the Variable Account is not chargeable with liabilities arising out of any other business we may conduct. We have the right to transfer to our General Account any assets of the Variable Account that are in excess of such reserves and other liabilities.

The Variable Account is divided into Subaccounts, each of which invests in a corresponding Portfolio designed to meet the objectives of the Subaccount. The current Subaccounts are shown on the Schedule. We may, from time to time, subject to review by the SEC and other regulatory authorities:

     (1) Make additional subaccounts available to such classes of Contracts as we may determine. These subaccounts will invest in portfolios we find suitable for the Contract;

     (2) Eliminate Subaccounts from the Variable Account, combine two or more Subaccounts or substitute a new portfolio for the Portfolio in which a Subaccount invests;

     (3) Transfer assets of the Variable Account, which we determine to be associated with the class of contracts to which your Contract belongs, to another variable account;

     (4) Withdraw the Variable Account from registration under the 1940 Act;

     (5) Operate the Variable Account as an investment management company under the 1940 Act or in any other form permitted by law;

     (6) Cause one or more Subaccounts to invest in new portfolios;

     (7) Create new separate accounts or combine separate accounts, including the Variable Account;

     (8) Restrict or eliminate any voting rights as to the Variable Account, as permitted by applicable laws and regulations; and

     (9) Make any changes required by the 1940 Act or the rules or regulations thereunder or other applicable laws or regulations.


                          GUARANTEED INTEREST ACCOUNT

The Guaranteed Interest Account is another account to which you may allocate Purchase Payments or make transfers. We pay a declared interest rate on all amounts that you have in the Guaranteed Interest Account. Interest is credited at the guaranteed annual effective interest rate shown on the Schedule or may be credited at a higher rate. Any higher rate in effect on the date a Purchase Payment is paid or an amount is transferred to the Guaranteed Interest Account is guaranteed to apply to that payment or transfer amount for at least 12 months. After 12 months, we may apply an interest rate higher than the guaranteed rate in a manner we determine. Any such higher rate shall be in effect for at least 12 months.

Form 15208-95

                                 ACCUMULATION VALUES

ACCUMULATION UNIT VALUE

Purchase Payments allocated to a Subaccount or amounts transferred to a Subaccount are converted into Accumulation Units. For any Subaccount, the number of Accumulation Units credited is determined by dividing the dollar amount directed to the Subaccount by the value of the Accumulation Unit for that Subaccount for the Valuation Period on which the Purchase Payment is received or the transfer is effective. In this manner, an increase in Subaccount Accumulation Value under a Contract occurs by the addition of Accumulation Units of that Subaccount.

The Accumulation Unit Value for each Subaccount was arbitrarily set initially at $10 when the Subaccount was established. Thereafter, for any Subaccount, the Accumulation Unit Value for a Valuation Period equals the Accumulation Unit Value for the preceding Valuation Period multiplied by the "Accumulation Experience Factor" (defined below) for the current Valuation Period.

Decreases in Subaccount Accumulation Value under a Contract are effected by the cancellation of an appropriate number of Accumulation Units of a Subaccount. Therefore, Surrenders, withdrawals, transfers out of a Subaccount, payment of a Death Benefit, the application of the Accumulation Value to an Annuity Payment Option and the deduction of the annual administrative charge all result in the cancellation of an appropriate number of Accumulation Units of one or more Subaccounts. Accumulation Units are cancelled as of the end of the Valuation Period in which the Company received notice of or instructions regarding the event.

Form 15208-95

ACCUMULATION EXPERIENCE FACTOR

For each Subaccount of the Variable Account, the Accumulation Experience Factor reflects the investment experience of the Portfolio in which that Subaccount invests and the charges assessed against that Subaccount for a Valuation Period. The Accumulation Experience Factor is calculated by dividing (1) by (2) and subtracting (3) from the result, where:

     (1) is the result of:

         a. the net asset value per share of the Portfolio held in the Subaccount, determined at the end of the current Valuation Period; plus

         b. the per share amount of any dividend or capital gains distributions made by the Portfolio held in the Subaccount, if the "ex-dividend" date occurs during the current Valuation Period; plus or minus

         c. a per share charge or credit for any taxes reserved for, which is determined by the Company to have resulted from the operations of the Subaccount.

     (2) is the net asset value per share of the Portfolio held in the Subaccount, determined at the end of the last prior Valuation Period.

     (3) is the daily factor representing the mortality and expense risk charge and the administrative charge deducted from the Subaccount adjusted for the number of days in the Valuation Period.


SUBACCOUNT ACCUMULATION VALUE

The Subaccount Accumulation Value as of the Contract Date is equal to the amount of the initial Purchase Payment allocated to that Subaccount.

On subsequent Valuation Days, the Subaccount Accumulation Value equals:

     1. The number of Accumulation Units in that Subaccount as of the end of the preceding Valuation Period multiplied by that Subaccount's Accumulation Unit value for the current Valuation Period; plus
     2. Any additional Purchase Payments allocated to that Subaccount during the current Valuation Period; plus
     3. Any Accumulation Value transferred to such Subaccount during the current Valuation Period; minus
     4. Any Accumulation Value transferred from such Subaccount during the current Valuation Period; minus
     5. Any excess transfer charge allocated to such Subaccount during the current Valuation Period; minus
     6. Any Withdrawals (and any withdrawal transaction charges and Surrender charges arising from such withdrawals) allocated to that Subaccount during the current Valuation Period; minus
     7. The portion of the annual administrative charge applicable to that Subaccount if a Contract Anniversary occurs during the Valuation Period.

The annual administrative charge is deducted proportionately from your Variable Account Accumulation Values immediately prior to the deduction.

GUARANTEED INTEREST ACCOUNT ACCUMULATION VALUE

Form 15208-95

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The Guaranteed Interest Account Accumulation Value as of the Contract Date is
equal to the amount of the initial Purchase Payment allocated to the Guaranteed Interest Account.

On subsequent Valuation Days, the Guaranteed Interest Account Accumulation Value equals:

     1. The Guaranteed Interest Account Accumulation Value as of the end of the preceding Valuation Period plus any interest earned during the current Valuation Period; plus
     2. Any additional Purchase Payments allocated to the Guaranteed Interest Account during the current Valuation Period; plus
     3. Any Accumulation Value transferred to the Guaranteed Interest Account during the current Valuation Period; minus
     4. Any Accumulation Value transferred from the Guaranteed Interest Account during the current Valuation Period; minus
     5. Any excess transfer charge allocated to the Guaranteed Interest Account during the current Valuation Period; minus
     6. Any withdrawals (and any withdrawal transaction charges and Surrender charges) allocated to the Guaranteed Interest Account during the current Valuation Period.


                                 TRANSFERS

After the Free Look Period, the Accumulation Value in each Subaccount or the Guaranteed Interest Account may be transferred, upon written request, to any other Subaccount or the Guaranteed Interest Account subject to the limitations on transfers involving the Guaranteed Interest Account as detailed in the following section. The number of free transfers permitted in any one Contract Year without an excess transfer charge, the total number of transfers permitted and the excess transfer charge are shown in the table below. Any transfers made due to the operation of Dollar Cost Averaging or Automatic Rebalancing will not count toward the limit on the number of transfers allowed free of charge. The minimum amount that may be transferred from each Subaccount or the Guaranteed Interest Account is the lesser of $100 or the Accumulation Value of that Subaccount or the Guaranteed Interest Account.

The table below summarizes the number of transfers available and the associated charges during any Contract Year.

                         TRANSFERS AND EXCESS TRANSFERS

                                 PRIOR TO ANNUITY DATE           ANNUITY PERIOD
-------------------------------------------------------------------------------
FREE TRANSFERS                            12                            4
-------------------------------------------------------------------------------
TOTAL NUMBER OF TRANSFERS             Unlimited                         4
PERMITTED
-------------------------------------------------------------------------------
EXCESS TRANSFER CHARGE     $25 for each transfer in excess of    Not Applicable
                                12 during any Contract Year
-------------------------------------------------------------------------------

We reserve the right to limit the number of transfers per Contract Year to twelve and to limit, modify or eliminate the transfer privilege.

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TRANSFERS FROM THE GUARANTEED INTEREST ACCOUNT

Once during the first 30 days of each Contract Year, you may transfer amounts from the Guaranteed Interest Account. Transfer requests received within 30 days prior to the Contract Anniversary will be deemed requests to transfer on the Contract Anniversary. A request to transfer from the Guaranteed Interest Account that is received on the Contract Anniversary or during the next 30 days will be processed if it is the first such transfer received during the 30-day period. Transfer requests received at any other time will not be processed.

The maximum transfer amount from the Guaranteed Interest Account in any Contract Year is the greatest of:

     1. 25% of the Guaranteed Interest Account Accumulation Value immediately prior to the transfer;
     2. $100; or
     3. the sum of the amounts that were transferred out of and withdrawn from the Guaranteed Interest Account in the prior Contract Year. (For purposes of calculating this sum, all withdrawals, including those made under the Systematic Withdrawal Program are included.)

EXCESS TRANSFER CHARGE

If you exceed the number of free transfers allowed, you will be assessed an excess transfer charge as shown in the above table. This charge will be deducted proportionately from your Subaccount Accumulation Values and your Guaranteed Interest Account Accumulation Value immediately prior to the deduction.

DOLLAR COST AVERAGING

Prior to the Annuity Date, if you have at least $10,000 of Accumulation Value in either the [Fidelity VIP Money Market] Subaccount or the [Janus Short-Term Bond] Subaccount, you may choose to transfer a specified dollar amount each month from one of these Subaccounts and have a percentage of that amount transferred to other Subaccounts of the Variable Account ("Dollar Cost Averaging"). You may elect the Dollar Cost Averaging transfer option at any time prior to the Annuity Date by Written Notice.

The minimum amount that you may elect to transfer each month is $100. The maximum amount that you may transfer is equal to the Subaccount Accumulation Value (when the election is made) of the Subaccount from which the transfer is taken divided by twelve.

The percentages to be transferred to the other Subaccounts must be designated in whole numbers. No specific dollar designation may be made to the Subaccounts. If you elect to transfer to a particular Subaccount, the minimum percentage that may be transferred to that Subaccount is 1% of the total amount transferred.
The transfer date will be the same calendar day each month as the Contract Date. If this calendar day is not a Valuation Day, the next Valuation Day will be used. If, on any transfer date, the Accumulation Value in the selected Subaccount is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred, and this option will end. Dollar Cost Averaging will end as of the Valuation Day immediately preceding the Annuity Date.

You may change the transfer amount or the Subaccount to which transfers are to be made once each Contract Year. You may cancel this election by Written Notice at least seven days before the next transfer date. Any transfer under this option will not be included for purposes of computing the Excess Transfer Charge.

AUTOMATIC REBALANCING

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You may choose to automatically transfer, on a quarterly basis, between and among specified Subaccounts, in order to achieve a particular percentage allocation among such Subaccounts ("Automatic Rebalancing"). Percentage allocations must be in whole numbers. Once elected, Automatic Rebalancing transfers begin on the first Valuation Day of the next calendar quarter (or, if later, the next calendar quarter after expiration of the Free Look Period). Automatic Rebalancing transfers do not count as one of the 12 free transfers available during any Contract Year.

You may change your Automatic Rebalancing allocations at any time. Such allocation changes will take effect as of the Valuation Day that we receive your instructions. You may stop Automatic Rebalancing at least seven calendar days before the first Valuation Day in a new calendar quarter.

If Automatic Rebalancing is elected at the same time as Dollar Cost Averaging or when Dollar Cost Averaging is in effect, Automatic Rebalancing will be postponed until the first Valuation Day in the calendar quarter following the termination of Dollar Cost Averaging.


                                 WITHDRAWALS

After the Free Look Period and at or before the commencement of the Annuity Date, you may by written request withdraw all or part of the Cash Surrender Value of this Contract. A withdrawal may incur withdrawal transaction charges and may incur Surrender charges. Withdrawals may be subject to a 10% penalty tax imposed by either the Internal Revenue Service, Federal Government or other entity.

In no case will you be allowed to withdraw more than your Cash Surrender Value.

A withdrawal will result in a decrease in the Accumulation Value of this Contract as described in the Accumulation Values section above.

There are three withdrawal options available:

     1. "Demand Withdrawal Option";
     2. "Systematic Withdrawal Program"; and
     3. "IRA Income Program".

DEMAND WITHDRAWAL OPTION

After the Free Look Period and at or before the commencement of the Annuity Date, you may make a Demand Withdrawal. The minimum Demand Withdrawal amount is $100. The maximum Demand Withdrawal amount is the Cash Surrender Value minus $500. If the amount of Demand Withdrawal you specify exceeds the maximum, the amount of the withdrawal will automatically be lowered to the maximum.

Demand Withdrawals are deemed to be withdrawn in the following order:

     1. Accumulation Value in excess of aggregate Purchase Payments;
     2. Purchase Payments held more than five full Contract Years since the Contract Anniversary immediately following the end of the Contract Year in which the Purchase Payment was made;

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     3. The amount by which 15% of the Accumulation Value as of the last
        Contract Anniversary, minus any withdrawals (including any withdrawal transaction charges and Surrender charges arising from such withdrawals) already made during the Contract Year, which are not considered withdrawals of Purchase Payments, exceeds earnings, if any;
     4. Purchase Payments held less than five full Contract Years since the Contract Anniversary at the end of the Contract Year in which the Purchase Payment was made, withdrawn on a first-in, first-out basis.

Unless you specify otherwise, the amount of the withdrawal will be taken from each Subaccount and the Guaranteed Interest Account in which you are invested in the same proportion that the amount of Accumulation Value in that Subaccount or the Guaranteed Interest Account bears to the total Accumulation Value immediately prior to the withdrawal. You may not withdraw from the Guaranteed Interest Account an amount that is greater than the total withdrawal amount requested multiplied by the ratio of the Guaranteed Interest Account Accumulation Value to the total Accumulation Value immediately prior to the withdrawal.

WITHDRAWAL TRANSACTION CHARGE

After the Free Look Period and prior to the Annuity Date, you may make one Demand Withdrawal each Contract Year without a withdrawal transaction charge.
If you take more than one Demand Withdrawal in a Contract Year, we will impose a withdrawal transaction charge. This charge is equal to the lesser of $25 or 2% of the amount withdrawn.

SYSTEMATIC WITHDRAWAL PROGRAM

You may elect this option by Written Notice at any time prior to the Annuity Date. You may choose to receive systematic withdrawals on a monthly or quarterly basis from the Accumulation Value ("Systematic Withdrawal Program"). Withdrawals will be deducted proportionately from your Subaccount Accumulation Values and your Guaranteed Interest Account Accumulation Value immediately prior to the withdrawal. The withdrawals under this option may not start sooner than one month after the Contract Date. You may select the day of the month when the withdrawals will be made. If no day is selected, the withdrawals will be made on the same day of the month as the Contract Date. If this day is not a Valuation Day, the withdrawal will be made on the next Valuation Day. You may select a dollar amount or a percentage amount for your withdrawal subject to the following maximums:

     MONTHLY       1.25% of the Accumulation Value on the date of withdrawal

     QUARTERLY     3.75% of the Accumulation Value on the date of withdrawal

Except as described in the following sections, payments may not be less than $100.

If a dollar amount is selected and the amount to be systematically withdrawn would exceed the applicable maximum percentage listed above, the amount withdrawn will be reduced to equal such percentage. If a percentage amount is selected that exceeds the maximum applicable percentage listed above, the amount withdrawn will be reduced to equal such percentage. In either case, if the amount to be withdrawn is then less than $100, the withdrawal will be made and systematic withdrawals will be ended.

If systematic withdrawals are ended due to an insufficient Accumulation Value, any remaining Cash Surrender Value will be paid to you. This will result in the termination of the Contract.

You may change the amount or percentage of your systematic withdrawals once each Contract Year. You may cancel your election at any time by Written Notice at least seven days prior to the next scheduled withdrawal date.

If a Demand Withdrawal is made during a Contract Year when the Systematic Withdrawal Program is in effect, the remaining payments to be made under the Systematic Withdrawal Program for that Contract Year will be considered Demand Withdrawals for purposes of calculating withdrawal transaction charges


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and any applicable Surrender charges. Otherwise, systematic withdrawals will not be assessed a Surrender Charge. However, the amount available for systematic withdrawals is never greater than the Cash Surrender Value.

IRA INCOME PROGRAM

If you have an IRA Contract, we will send you withdrawals to accommodate IRS required minimum distribution rules. These withdrawals will begin automatically if the minimum distributions are not otherwise satisfied.


                                 SURRENDERS

You may Surrender this Contract for its Cash Surrender Value at any time at or before the commencement of the Annuity Date. The Surrender charge shown on the Schedule will be deducted upon Surrender. The Surrender charge is applicable only to the Surrender of Purchase Payments held less than five full Contract Years since the Contract Anniversary at the end of the Contract Year in which the Purchase Payment was made.

Surrenders may be subject to a 10% penalty tax imposed by either the Internal Revenue Service, Federal Government or other entity.

No Surrender may be made on or after the Annuity Date or with respect to any amounts applied to an Annuity Option.


                                 DEATH BENEFIT

DEATH BENEFIT PRIOR TO THE ANNUITY DATE

Upon the death of an Owner prior to the Annuity Date, any Enhanced Death Benefit (as defined below) will be paid according to the provisions in the Owners and Death of Owners and the Required Distributions sections. We will pay the Enhanced Death Benefit in one lump sum unless the Beneficiary elects an Annuity Payment Option prior to the date on which we pay the Death Benefit. If a one sum payment is made, it will be paid within seven days of determination of the amount of the payment unless we are authorized by appropriate regulatory authorities to defer payment. If the Enhanced Death Benefit is paid under an Annuity Payment Option, the Beneficiary becomes the Annuitant and the contingent Beneficiary becomes the contingent Annuitant. The available Annuity Payment Options are described in the Annuity Payment Option section. Contact our Customer Service Center or your agent for more information.

ENHANCED DEATH BENEFIT

The Enhanced Death Benefit is calculated as of the Valuation Day on which we receive Due Proof of Death and all information necessary to process the Death Benefit claim. The Enhanced Death Benefit is the greatest of the following amounts:

     1. Purchase Payments made, less withdrawals (and charges associated with such withdrawals).

     2. The Accumulation Value.

     3. The Step-Up Benefit (as defined below), plus Purchase Payments made, less withdrawals (and charges associated with such withdrawals) since the last Step-Up Anniversary (as defined below).


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        The Step-Up Benefit at issue is the initial Purchase Payment. As of each
        Step-Up Anniversary, the then current Accumulation Value is compared to the prior Step-Up Benefit increased by Purchase Payments made, less withdrawals (and charges associated with such withdrawals) since the last Step-Up Anniversary. The greater of these becomes the new Step-Up Benefit.

        The Step-Up Anniversaries are every 6th Contract Anniversary for the duration of the Contract (i.e., the 6th, 12th, 18th, etc.).

The amount payable to the Beneficiary is the Enhanced Death Benefit as calculated above minus any taxes incurred but not deducted.


                                 ANNUITY PAYMENTS

ELECTION AND CHANGES OF ANNUITY DATE

The Annuity Date may be elected on your application, but may not be earlier than the second Contract Anniversary. If no Annuity Date is elected in the application, the Annuity Date will be the first day of the month following the Annuitant's 85th birthday or on the first day of the month following the tenth Contract Anniversary, whichever occurs later. You may change the Annuity Date at any time prior to 60 days prior to the Annuity Date currently elected by Written Notice.

ELECTION AND CHANGES OF ANNUITY PAYMENT OPTION

The Owner elects the Annuity Payment Option. Once elected, the Owner may change the Annuity Payment Option at any time prior to the Annuity Date. In selecting an Annuity Payment Option, the Owner must determine whether the payments will be variable or fixed in amount. If variable, the Owner must determine from which Subaccounts variable Annuity Payments are to be made. The Owner may select a combination of fixed and variable payments as described below. If the Owner has not chosen an Annuity Payment Option and if the Annuitant is living on the Annuity Date, then:

     1. Any Guaranteed Interest Account Accumulation Value will be applied to purchase fixed Annuity Payments and proceeds from each Subaccount Accumulation Value will be applied to purchase variable Annuity Payments from each such Subaccount; and

     2. The Annuity Payment Option will be Annuity Payment Option II (with a Benchmark Rate of Return of 3% for any variable Annuity Payments) with a designated period of 20 years.

The Owner must specifically elect that the Annuitant have the right to commute payments as provided in the Commuting section.

Any Death Benefit proceeds to be applied under an Annuity Option will be allocated to the Subaccounts and/or the Guaranteed Interest Account as instructed by the Beneficiary.

ANNUITY PAYMENT OPTIONS - GENERAL

The Annuity Payment Option becomes effective on the Annuity Date. The Annuity Payment Option utilizes the Accumulation Value under the Contract on the Annuity Date, less the amount of any taxes incurred by the Company but not yet deducted, to activate the Annuity Payment Option selected by the Owner. If such taxes are deducted at this time, the taxes will be deducted proportionately from your Subaccount Accumulation Values and your Guaranteed Interest Account Accumulation Value immediately prior to the deduction.

VARIABLE ANNUITY PAYMENTS

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Variable Annuity Payments are Annuity Payments that:

     1. Are not pre-determined or guaranteed as to dollar amount; and
     2. Vary in amount with the investment experience of the Subaccount(s) which you select.

The dollar amount of an initial variable Annuity Payment attributable to a Subaccount is determined from the attached Annuity Payment Option Tables using that portion of the Accumulation Value applied to that Subaccount as of the Annuity Date. Each Table reflects a different Annuity Payment Option, including the selection of either a 3% or 5% Benchmark Rate of Return.

The dollar amount of each subsequent variable Annuity Payment attributable to a Subaccount is determined by multiplying the number of Annuity Units of that Subaccount credited under a Contract by the Annuity Unit value for that Subaccount for the Valuation Period as of which the Annuity Payment is made.
The number of Annuity Units of a Subaccount credited under a Contract is determined by dividing the dollar amount of the initial variable Annuity Payment attributable to that Subaccount by the Annuity Unit value for that Subaccount for the Valuation Period ending on the Annuity Date or during which the Annuity Date falls. The number of Annuity Units attributable to each Subaccount under a Contract remains fixed unless there is an exchange of Annuity Units, as provided below.

ANNUITY UNIT VALUE

The Annuity Unit value of each Subaccount for any Valuation Period is calculated by dividing (2) by (3), and then multiplying the result by (1), where:

     (1) is the Annuity Unit value for the immediately preceding Valuation
         Period;

     (2) is the Annuity Experience Factor for the current Valuation Period; and

     (3) is a special factor designed to compensate for the Benchmark Rate of Return of 3% or 5% (as applicable) built into the Table used to compute the first variable Annuity Payment.


BENCHMARK RATE OF RETURN

You must elect either a 3% or 5% Benchmark Rate of Return. Your election may not be changed after the Annuity Date. Electing the 5% Benchmark Rate of Return would mean a higher initial payment but more slowly rising or more rapidly falling subsequent payments if actual investment experience varied from 5%. The 3% Benchmark Rate of Return assumption would have the opposite effect. If the actual annual rate of return is 3% or 5%, the Annuity Payments will be level if you elected either the 3% or 5% respectively.

EXCHANGE OF ANNUITY UNITS

The Annuitant may exchange the dollar value of all or a portion of the Annuity Units in a Subaccount for an equivalent dollar amount of Annuity Units of another Subaccount. The limit on exchanges of Annuity Units is shown in the
table in the Transfer section.   After the exchanges, the number of Annuity
Units in the Subaccount from which you are transferring will be reduced by the number of Annuity Units exchanged. The number of Annuity Units in the Subaccount to which the exchange is made will be increased by the number of Annuity Units acquired in the exchange.

FIXED ANNUITY PAYMENTS

Fixed Annuity Payments are Annuity Payments which remain fixed as to dollar amount throughout the Annuity Period. As of the Annuity Date, any Subaccount Accumulation Value applied to purchase fixed Annuity Payments will be allocated to the Guaranteed Interest Account. The fixed Annuity Payment will, based on the 1983A Individual Annuity Mortality Table at 3% Benchmark Rate of Return, be that amount shown in the attached Tables. If the fixed Annuity Payment is credited at an interest rate above the


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guaranteed minimum rate, the dollar amount of each payment will be greater than the guaranteed dollar amount for the time period that the higher rate is declared.

COMBINATION ANNUITY PAYMENTS

Combination Annuity Payments are Annuity Payments where a portion of the payment is variable and a portion of the payment is fixed as to dollar amount. If a combination Annuity Payment is elected, at least 25% of the proceeds must be allocated to each elected option. As of the Annuity Date, we will allocate proceeds between the Guaranteed Interest Account and the Subaccounts to meet the proportions selected. Any amount of Accumulation Value to be transferred to or from the Guaranteed Interest Account will be allocated among the Subaccounts in which you are invested in the same proportion that each Subaccount Accumulation Value bears to your Variable Account Accumulation Value. Once a combination Annuity Payment is selected, the Annuitant may subsequently increase the allocation to a fixed Annuity Payment, but may not increase the allocation to a variable Annuity Payment.

ANNUITY PAYMENT OPTIONS

Under each Annuity Payment Option, the payment period is elected from one of the following:

OPTION I. PAYMENTS FOR A DESIGNATED PERIOD. Payments will be made in 1, 2, 4, or 12 installments per year as elected for a designated period, which may be 5 to 30 years. If the Annuitant dies before the end of the designated period, payments will be continued to the contingent Annuitant (or to the Annuitant's estate, if no contingent Annuitant has been named) until the end of the designated period. If variable Annuity Payments are elected, the dollar amount of each payment will vary, based on the Annuity Unit value(s) of the Subaccount(s) selected. Variable Annuity Payments may only be elected if prior to the Annuity Date, the Owner has made an irrevocable election to give the Annuitant the right to commute any remaining designated period installments under this option. If fixed Annuity Payments are elected, the dollar amount of each payment will depend upon the designated period elected and will be equal unless one or more payments are based on an interest rate in excess of the guaranteed minimum rate. The amount of the first monthly payment for each $1,000 of proceeds applied is shown in Annuity Payment Option Table I.

OPTION II. LIFE INCOME WITH PAYMENTS FOR A DESIGNATED PERIOD. Payments will be made in 1, 2, 4, or 12 installments per year throughout the Annuitant's lifetime, or if longer, for a period of 5, 10, 15, or 20 years as elected. If the Annuitant dies before the end of the designated period, payments will be continued to the contingent Annuitant (or to the Annuitant's estate, if no contingent Annuitant has been named) until the end of the designated period. The amount of each payment will depend upon the Annuitant's sex, age at the time the first payment is due and the designated period elected. If variable Annuity Payments are elected, the dollar amount of each payment will vary based on the Annuity Unit value(s) of the selected Subaccount(s). If fixed Annuity Payments are elected, the dollar amount will be equal unless one or more payments are based on an interest rate in excess of the guaranteed minimum rate. The amount of the first monthly payout for each $1,000 of proceeds applied is shown in Annuity Payment Option Table II. This option is only available for ages shown in these Tables.

OPTION III. JOINT AND LAST SURVIVOR. Payments will be made in 1, 2, 4, or 12 installments per year as elected while both Annuitants are living. Upon the death of one Annuitant, the survivor's Annuity Payment will be paid throughout the lifetime of the surviving Annuitant. If variable Annuity Payments are elected, the number of Annuity Units supporting each payment will be level while both Annuitants are living and upon the death of one Annuitant will be reduced to 2/3rds of the number of Annuity Units supporting each payment while both Annuitants were living. The dollar amounts of each payment will vary based on the Annuity Unit Value(s) of the selected Subaccount(s). If fixed Annuity Payments are elected, the dollar amount of each payment will be level while both Annuitants are living and upon the death of one Annuitant will be reduced to 2/3rds of the installment dollar amount while both Annuitants were living.

OPTION IV. OTHER. Payments will be made in any other manner as agreed upon in writing between you or the Beneficiary and us.


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If you have elected to have payments made less frequently than monthly, the payment amount is adjusted according to the factors in Payments Other Than Monthly section.

COMMUTING

If the Owner elects, the Annuitant may commute remaining designated period payments under Annuity Payment Option I. If the election allows, the contingent Annuitant may commute remaining designated period payments after the death of the Annuitant under Annuity Payment Options I or II. If no contingent Annuitant is named, any remaining designated period payments after the death of the Annuitant may be commuted by the estate. Any computation shall be at the appropriate Benchmark Rate of Return.

EXCESS INTEREST

We may declare that fixed Annuity Payments will be computed based on an interest rate above the guaranteed minimum rate. We guarantee that any higher rate, once declared effective, will remain in effect for a 12-month period.

MINIMUM AMOUNTS

The minimum amount that may be applied under any Annuity Payment Option is $2,000. If the proceeds to be applied are less than $2,000, or, if Annuity Payments are ever less than $20, we may change the frequency of Annuity Payments to result in payments of at least that amount or require a one sum payment, in which case the Contract would be terminated.


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INCOME PROTECTION

Unless elected by the Owner, an Annuitant or contingent Annuitant does not have the right to commute, assign, transfer to a third party or encumber amounts held or future Annuity Payments to become payable pursuant to this Contract. To the extent provided by law, such proceeds and Annuity Payments are not subject to any Annuitant's debts, contracts, or engagements.

PAYMENTS OTHER THAN MONTHLY

Tables at the end of the Contract show initial monthly payments for Annuity Payment Options I and II. To arrive at annual, semiannual, or quarterly payments, multiply the appropriate figures by 11.839, 5.963, or 2.993 respectively for a Guaranteed Interest Rate or Benchmark Rate of Return of 3%, and, by 11.736, 5.939 or 2.988 respectively if the Benchmark Rate of Return is 5%. Factors for other designated periods or for other options that may be provided by mutual agreement will be provided upon reasonable request.


                          GENERAL CONTRACT PROVISIONS

THE CONTRACT

This Contract, the application, riders and endorsements, make up the entire Contract between you and us. A copy of the initial application will be attached to this Contract at issue. In the absence of fraud, all statements made in an application will be considered representations and not warranties. No statement will be used to void this Contract or to deny a claim unless it is contained in the application.

AGE

The Owner's Age is shown on the Schedule. This is defined as the Owner's Age as of last birthday on the Contract Date. The Annuitant's attained age on any date for which age is to be determined is the Annuitant's age as of last birthday.

PROCEDURES

We must receive any election, designation, assignment or any other change request you make in writing, except those specified on the application. We may require a return of this Contract for any Contract change or for paying its Cash Surrender Value. Any change will not affect payments made or action taken by us before the change is recorded at our Customer Service Center.

In the event of the Owner's death before the Annuity Date, we should be informed as soon as possible. Claim procedure instructions will be sent to your Beneficiary immediately. We require a certified copy of the death certificate and may require proof of the Owner's Age. We may require the Beneficiary and the Owner's next of kin to sign authorizations as part of due proof.

DEFERRAL OF PAYMENT

Withdrawals or other payments from the Variable Account will usually be made within seven days of receipt of the request at our Customer Service Center. However, we may be permitted to defer such payment for any of the following reasons:

     1. When the NYSE is closed for trading for other than usual weekends or holidays, or trading on the NYSE is otherwise restricted;
     2. When an emergency exists as determined by the SEC; or
     3. When the SEC permits a delay for protection of Contract Owners.

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We may defer up to six months the payment of any withdrawal or other payments from the Guaranteed Interest Account.

TAX QUALIFICATIONS

This Contract is intended to qualify as an annuity contract under the Code. To that end, all terms and provisions of the Contract shall be interpreted to ensure or maintain such qualification, notwithstanding any other provisions to the contrary. Payments and distributions under this Contract shall be made in the time and manner necessary to maintain such qualification under the applicable provisions of the Code in existence at the time this Contract is issued. We reserve the right to amend this Contract, to reflect any clarifications or changes that may be needed or are appropriate, or to conform it to any applicable changes in the tax requirements. Such changes will apply uniformly to all Contracts that are affected. We will send you written notice of any such changes.

CONTRACT CHANGES

Only the President, a Vice President, or the Secretary of the Company has authority to agree on behalf of the Company to any alteration of this Contract or to any waiver of the right or requirements of the company.

COLLATERAL ASSIGNMENT

The Owner may assign this Contract as collateral security upon Written Notice to us. Once it is recorded with us, the rights of the Owner and Beneficiary are subject to the assignment. It is your responsibility to make sure the assignment is valid.

INCONTESTABILITY

We will not contest the statements in an application for this Contract after the Contract Date.

MISSTATEMENT OF AGE OR SEX

If the Age or sex has been misstated in an application, the amounts payable or benefits provided by this Contract will be those that the Purchase Payments made would have purchased at the correct Age or sex. Interest will be paid at a rate not exceeding 6% (six percent) per year to be paid to the Annuitant on the amount of the underpayment, and to the Insurer from the Insured on the amount of the over payment.

PERIODIC REPORTS

Prior to the Annuity Date, we will send you a report within thirty days after the end of each calendar quarter. This report will show the then current Subaccount and Guaranteed Interest Account Accumulation Values, total Accumulation Value, Cash Surrender Value, Enhanced Death Benefit and activity under the Contract since the last report. During the Annuity Period, we will send you a report within thirty days after the end of each calendar year showing any information required by law. The reports will also include any other information that may be required by the insurance supervisory official of the jurisdiction in which this Contract is delivered.


Form 15208-95

BASIS OF COMPUTATIONS

Any paid-up annuity Cash Surrender Values or Death Benefits that may be available under this Contract are not less than the minimums required on the Contract Date by the state in which this Contract was delivered. A detailed statement of the method of computation of Accumulation Values under this Contract has been filed with the insurance department of the state in which the application was signed, if requested by that state.

TAXES

Taxes relating to this Contract paid by us to either the Internal Revenue Service, Federal Government or other entity will be deducted from the Purchase Payments or Accumulation Value. We will, at our sole discretion, determine when taxes have resulted from: the investment experience of the Subaccounts; receipt by us of the Purchase Payments; Surrenders or withdrawals; or the start of an Annuity Option. We may, in our sole discretion, pay taxes when incurred and deduct that amount from the Accumulation Value at a later date. Payment at an earlier date does not waive any right we may have to deduct amounts at this later date. We will deduct any withholding taxes required by applicable law.

NON PARTICIPATING

This Contract does not participate in our surplus earnings.

CUSTOMER SERVICE CENTER

Our Customer Service Center is at the address shown in the Schedule. Unless you are otherwise notified:

     1. All requests and payments should be sent to us at our Customer Service Center; and
     2. All transactions are effective as of the date the required information is accepted at our Customer Service Center.

Form 15208-95

                         ANNUITY PAYMENT OPTION TABLES

                                 OPTION I TABLE
  (Benchmark Rate of Return or Guaranteed Interest Rate is 3% - Per $1,000 of
                                   Proceeds)

          ----------------------------------------------------------
           No. of Years    Monthly        No. of Years    Monthly
             Payable     Installments       Payable     Installments

          ----------------------------------------------------------

               5           $17.92            20          $5.53
               6            15.16            21           5.34
               7            13.18            22           5.17
               8            11.70            23           5.01
               9            10.55            24           4.86

              10             9.63            25           4.73
              11             8.86            26           4.61
              12             8.26            27           4.50
              13             7.73            28           4.39
              14             7.28            29           4.30

              15             6.89            30           4.21
              16             6.55
              17             6.25
              18             5.98
              19             5.75
         --------------------------------------------------------

Form 15208-95

                    OPTION I TABLE - VARIABLE ANNUITY ONLY
           (Benchmark Rate of Return is 5% - Per $1,000 of Proceeds)

          -----------------------------------------------------------
           No. of Years       Monthly     No. of Years     Monthly
             Payable       Installments     Payable      Installments
          -----------------------------------------------------------
               5             $18.79           20            $6.57
               6              16.04           21             6.39
               7              14.08           22             6.23
               8              12.61           23             6.08
               9              11.47           24             5.94

              10              10.56           25             5.82
              11               9.82           26             5.71
              12               9.21           27             5.61
              13               8.69           28             5.51
              14               8.25           29             5.43

              15               7.88           30             5.35
              16               7.55
              17               7.26
              18               7.00
              19               6.77
          ----------------------------------------------------------



Form 15208-95

                                OPTION II TABLE
  (Benchmark Rate of Return or Guaranteed Interest Rate is 3% - Per $1,000 of
                                   Proceeds)

--------------------------------------------------------------------------------------------------------------------------------
  Age of Annuitant                                              Age of Annuitant
   Last Birthday                                                  Last Birthday
    When First                 Monthly Installment                 When First                 Monthly Installment
  Installment is                                                 Installment is
     Payable                                                        Payable
--------------------------------------------------------------------------------------------------------------------------------
                       5           10         15          20                           5          10          15          20
      Male           Years       Years       Years       Years        Male           Years       Years       Years       Years
                    Certain     Certain     Certain     Certain                     Certain     Certain     Certain     Certain
--------------------------------------------------------------------------------------------------------------------------------
        15            2.94       2.94        2.94        2.93          40             3.63        3.62        3.61        3.58
        16            2.96       2.95        2.95        2.95          41             3.68        3.67        3.65        3.62
        17            2.97       2.97        2.97        2.96          42             3.73        3.72        3.70        3.66
        18            2.99       2.99        2.99        2.98          43             3.78        3.77        3.74        3.71
        19            3.01       3.01        3.00        3.00          44             3.84        3.82        3.79        3.75

        20            3.03       3.02        3.02        3.02          45             3.89        3.88        3.84        3.80
        21            3.05       3.04        3.04        3.04          46             3.95        3.93        3.90        3.85
        22            3.07       3.06        3.06        3.06          47             4.01        3.99        3.95        3.90
        23            3.09       3.08        3.08        3.08          48             4.08        4.05        4.01        3.95
        24            3.11       3.11        3.10        3.10          49             4.15        4.12        4.07        4.00

        25            3.13       3.13        3.13        3.12          50             4.22        4.19        4.13        4.06
        26            3.16       3.15        3.15        3.14          51             4.29        4.26        4.20        4.11
        27            3.18       3.18        3.17        3.17          52             4.37        4.33        4.27        4.17
        28            3.21       3.20        3.20        3.19          53             4.45        4.41        4.34        4.23
        29            3.23       3.23        3.23        3.22          54             4.54        4.49        4.41        4.29

        30            3.26       3.26        3.25        3.25          55             4.63        4.58        4.49        4.36
        31            3.29       3.29        3.28        3.27          56             4.73        4.67        4.57        4.42
        32            3.32       3.32        3.31        3.30          57             4.83        4.76        4.65        4.48
        33            3.36       3.35        3.34        3.33          58             4.94        4.87        4.74        4.55
        34            3.39       3.39        3.38        3.36          59             5.05        4.97        4.82        4.61

        35            3.43       3.42        3.41        3.40          60             5.18        5.08        4.92        4.68
        36            3.46       3.46        3.45        3.43          61             5.31        5.20        5.01        4.75
        37            3.50       3.50        3.48        3.47          62             5.45        5.32        5.11        4.81
        38            3.54       3.54        3.52        3.50          63             5.60        5.45        5.21        4.87
        39            3.59       3.58        3.56        3.54          64             5.76        5.59        5.31        4.94
--------------------------------------------------------------------------------------------------------------------------------

Form 15208-95

                                OPTION II TABLE
  (Benchmark Rate of Return or Guaranteed Interest Rate is 3% - Per $1,000 of
                                   Proceeds)

--------------------------------------------------------------------------------------------------------------------------------
  Age of Annuitant                                              Age of Annuitant
   Last Birthday                                                  Last Birthday
    When First                 Monthly Installment                 When First                 Monthly Installment
  Installment is                                                 Installment is
     Payable                                                        Payable
--------------------------------------------------------------------------------------------------------------------------------
                       5           10         15          20                           5          10          15          20
      Male           Years       Years       Years       Years        Male           Years       Years       Years       Years
                    Certain     Certain     Certain     Certain                     Certain     Certain     Certain     Certain
--------------------------------------------------------------------------------------------------------------------------------
        65            5.92       5.73        5.41        5.00          85            11.79        8.90        6.80        5.51
        66            6.10       5.88        5.51        5.05          86            12.18        9.00        6.81        5.51
        67            6.29       6.03        5.61        5.11          87            12.56        9.10        6.83        5.51
        68            6.49       6.19        5.71        5.16          88            12.94        9.18        6.84        5.51
        69            6.70       6.35        5.81        5.21          89            13.32        9.26        6.85        5.51

        70            6.93       6.52        5.91        5.25          90            13.69        9.32        6.86        5.51
        71            7.16       6.69        6.01        5.29          91            14.06        9.38        6.86        5.51
        72            7.41       6.86        6.10        5.33          92            14.43        9.43        6.87        5.51
        73            7.67       7.04        6.19        5.36          93            14.79        9.48        6.87        5.51
        74            7.95       7.22        6.27        5.38          94            15.13        9.51        6.87        5.51

        75            8.24       7.39        6.34        5.41          95            15.47        9.54        6.87        5.51
        76            8.55       7.57        6.42        5.43
        77            8.87       7.74        6.48        5.45
        78            9.20       7.91        6.54        5.46
        79            9.54       8.08        6.59        5.47

        80            9.90       8.24        6.64        5.48
        81           10.27       8.39        6.68        5.49
        82           10.64       8.53        6.72        5.50
        83           11.02       8.66        6.75        5.50
        84           11.41       8.79        6.77        5.51
---------------------------------------------------------------------------------------------------------------------------

Form 15208-95

                    OPTION II TABLE - VARIABLE ANNUITY ONLY
           (Benchmark Rate of Return is 5% - Per $1,000 of Proceeds)

--------------------------------------------------------------------------------------------------------------------------------
  Age of Annuitant                                              Age of Annuitant
   Last Birthday                                                  Last Birthday
    When First                 Monthly Installment                 When First                 Monthly Installment
  Installment is                                                 Installment is
     Payable                                                        Payable
--------------------------------------------------------------------------------------------------------------------------------
                       5           10         15          20                           5          10          15          20
       Male          Years       Years       Years       Years        Male           Years       Years       Years       Years
                    Certain     Certain     Certain     Certain                     Certain     Certain     Certain     Certain
--------------------------------------------------------------------------------------------------------------------------------
        15            4.31       4.30        4.30        4.30          40             4.88        4.87        4.84        4.81
        16            4.32       4.32        4.31        4.31          41             4.92        4.91        4.88        4.84
        17            4.33       4.33        4.32        4.32          42             4.97        4.95        4.92        4.88
        18            4.34       4.34        4.34        4.33          43             5.02        5.00        4.96        4.92
        19            4.36       4.35        4.35        4.34          44             5.07        5.04        5.01        4.95

        20            4.37       4.37        4.36        4.36          45             5.12        5.09        5.05        5.00
        21            4.38       4.38        4.38        4.37          46             5.17        5.15        5.10        5.04
        22            4.40       4.40        4.39        4.39          47             5.23        5.20        5.15        5.08
        23            4.42       4.41        4.41        4.40          48             5.29        5.26        5.20        5.13
        24            4.43       4.43        4.42        4.42          49             5.35        5.32        5.25        5.17

        25            4.45       4.45        4.44        4.43          50             5.42        5.38        5.31        5.22
        26            4.47       4.47        4.46        4.45          51             5.49        5.44        5.37        5.27
        27            4.49       4.49        4.48        4.47          52             5.57        5.51        5.43        5.32
        28            4.51       4.51        4.50        4.49          53             5.64        5.59        5.49        5.37
        29            4.53       4.53        4.52        4.51          54             5.73        5.66        5.56        5.43

        30            4.56       4.55        4.54        4.53          55             5.81        5.74        5.63        5.48
        31            4.58       4.58        4.57        4.55          56             5.91        5.83        5.71        5.54
        32            4.61       4.60        4.59        4.58          57             6.01        5.92        5.78        5.60
        33            4.64       4.63        4.62        4.60          58             6.11        6.01        5.86        5.65
        34            4.67       4.66        4.65        4.63          59             6.22        6.12        5.94        5.71

        35            4.70       4.69        4.68        4.65          60             6.34        6.22        6.03        5.77
        36            4.73       4.72        4.71        4.68          61             6.47        6.33        6.11        5.83
        37            4.76       4.75        4.74        4.71          62             6.61        6.45        6.20        5.89
        38            4.80       4.79        4.77        4.74          63             6.76        6.58        6.29        5.94
        39            4.84       4.83        4.81        4.77          64             6.91        6.70        6.38        6.00
--------------------------------------------------------------------------------------------------------------------------------

Form 15208-95

                    OPTION II TABLE - VARIABLE ANNUITY ONLY
           (Benchmark Rate of Return is 5% - Per $1,000 of Proceeds)

--------------------------------------------------------------------------------------------------------------------------------
  Age of Annuitant                                              Age of Annuitant
   Last Birthday                                                  Last Birthday
    When First                 Monthly Installment                 When First                 Monthly Installment
  Installment is                                                 Installment is
     Payable                                                        Payable
--------------------------------------------------------------------------------------------------------------------------------
                       5           10         15          20                           5          10          15          20
       Male          Years       Years       Years       Years        Male           Years       Years       Years       Years
                    Certain     Certain     Certain     Certain                     Certain     Certain     Certain     Certain
--------------------------------------------------------------------------------------------------------------------------------
        65            7.08      6.84         6.48        6.05          85            12.84        9.83        7.75        6.51
        66            7.25      6.98         6.57        6.10          86            13.21        9.93        7.77        6.51
        67            7.44      7.13         6.67        6.15          87            13.58       10.02        7.78        6.51
        68            7.64      7.28         6.67        6.19          88            13.95       10.10        7.79        6.51
        69            7.85      7.43         6.85        6.24          89            14.32       10.17        7.80        6.51

        70            8.07      7.59         6.94        6.28          90            14.68       10.23        7.81        6.51
        71            8.30      7.75         7.03        6.31          91            15.03       10.29        7.81        6.51
        72            8.55      7.92         7.11        6.34          92            15.39       10.34        7.81        6.51
        73            8.81      8.08         7.19        6.37          93            15.73       10.38        7.82        6.51
        74            9.08      8.25         7.27        6.40          94            16.06       10.41        7.82        6.51

        75            9.37      8.42         7.34        6.42          95            16.39       10.44        7.82        6.51
        76            9.67      8.59         7.40        6.44
        77            9.98      8.75         7.46        6.45
        78           10.31      8.91         7.51        6.47
        79           10.65      9.06         7.56        6.48

        80           11.00      9.21         7.61        6.49
        81           11.36      9.35         7.64        6.49
        82           11.72      9.49         7.68        6.50
        83           12.09      9.61         7.71        6.50
        84           12.47      9.73         7.73        6.51
--------------------------------------------------------------------------------------------------------------------------------

Form 15208-95

                                OPTION II TABLE
  (Benchmark Rate of Return or Guaranteed Interest Rate is 3% - Per $1,000 of
                                   Proceeds)

--------------------------------------------------------------------------------------------------------------------------------
  Age of Annuitant                                              Age of Annuitant
   Last Birthday                                                  Last Birthday
    When First                 Monthly Installment                 When First                 Monthly Installment
  Installment is                                                 Installment is
     Payable                                                        Payable
--------------------------------------------------------------------------------------------------------------------------------
                       5           10         15          20                           5          10          15          20
     Female          Years       Years       Years       Years       Female          Years       Years       Years       Years
                    Certain     Certain     Certain     Certain                     Certain     Certain     Certain     Certain
--------------------------------------------------------------------------------------------------------------------------------
        15            2.85      2.85         2.85        2.85          40             3.41        3.40        3.40        3.38
        16            2.87      2.87         2.86        2.86          41             3.44        3.44        3.43        3.42
        17            2.88      2.88         2.88        2.88          42             3.48        3.48        3.47        3.45
        18            2.89      2.89         2.89        2.89          43             3.52        3.52        3.51        3.49
        19            2.91      2.91         2.91        2.91          44             3.57        3.56        3.55        3.53

        20            2.92      2.92         2.92        2.92          45             3.61        3.60        3.59        3.57
        21            2.94      2.94         2.94        2.94          46             3.66        3.65        3.64        3.61
        22            2.96      2.96         2.95        2.95          47             3.71        3.70        3.68        3.66
        23            2.97      2.97         2.97        2.97          48             3.76        3.75        3.73        3.70
        24            2.99      2.99         2.99        2.99          49             3.81        3.80        3.78        3.75

        25            3.01      3.01         3.01        3.01          50             3.87        3.86        3.84        3.80
        26            3.03      3.03         3.03        3.03          51             3.93        3.92        3.89        3.85
        27            3.05      3.05         3.05        3.05          52             4.00        3.98        3.95        3.90
        28            3.07      3.07         3.07        3.07          53             4.06        4.04        4.01        3.96
        29            3.09      3.09         3.09        3.09          54             4.13        4.11        4.08        4.02

        30            3.12      3.11         3.11        3.11          55             4.21        4.18        4.14        4.08
        31            3.14      3.14         3.13        3.13          56             4.29        4.26        4.21        4.14
        32            3.16      3.16         3.16        3.15          57             4.37        4.34        4.29        4.20
        33            3.19      3.19         3.18        3.18          58             4.46        4.42        4.36        4.27
        34            3.22      3.21         3.21        3.20          59             4.55        4.51        4.44        4.33

        35            3.24      3.24         3.24        3.23          60             4.65        4.61        4.53        4.40
        36            3.27      3.27         3.27        3.26          61             4.76        4.71        4.61        4.47
        37            3.30      3.30         3.30        3.29          62             4.87        4.80        4.71        4.54
        38            3.34      3.33         3.33        3.32          63             4.99        4.92        4.80        4.62
        39            3.37      3.37         3.36        3.35          64             5.11        5.04        4.90        4.69
--------------------------------------------------------------------------------------------------------------------------------

Form 15208-95

                                OPTION II TABLE
  (Benchmark Rate of Return or Guaranteed Interest Rate is 3% - Per $1,000 of
                                   Proceeds)

--------------------------------------------------------------------------------------------------------------------------------
  Age of Annuitant                                              Age of Annuitant
   Last Birthday                                                  Last Birthday
    When First                 Monthly Installment                 When First                 Monthly Installment
  Installment is                                                 Installment is
     Payable                                                        Payable
--------------------------------------------------------------------------------------------------------------------------------
                       5           10         15          20                           5          10          15          20
     Female          Years       Years       Years       Years       Female          Years       Years       Years       Years
                    Certain     Certain     Certain     Certain                     Certain     Certain     Certain     Certain
--------------------------------------------------------------------------------------------------------------------------------
        65            5.25      5.16         5.00        4.76          85            10.88        8.65        6.75        5.50
        66            5.39      5.29         5.10        4.83          86            11.32        8.79        6.78        5.51
        67            5.54      5.43         5.21        4.90          87            11.77        8.92        6.80        5.51
        68            5.71      5.57         5.32        4.97          88            12.21        9.03        6.82        5.51
        69            5.88      5.72         5.43        5.03          89            12.65        9.13        6.83        5.51

        70            6.07      5.88         5.55        5.10          90            13.07        9.21        6.84        5.51
        71            6.27      6.05         5.66        5.15          91            13.48        9.28        6.85        5.51
        72            6.49      6.22         5.77        5.21          92            13.87        9.35        6.86        5.51
        73            6.72      6.40         5.88        5.26          93            14.24        9.40        6.86        5.51
        74            6.97      6.59         5.99        5.30          94            14.59        9.45        6.87        5.51

        75            7.23      6.78         6.09        5.34          95            14.94        9.49        6.87        5.51
        76            7.52      6.98         6.19        5.37
        77            7.82      7.18         6.29        5.40
        78            8.14      7.38         6.37        5.42
        79            8.48      7.58         6.45        5.44

        80            8.83      7.78         6.52        5.46
        81            9.21      7.98         6.58        5.47
        82            9.61      8.16         6.63        5.48
        83           10.02      8.34         6.68        5.49
        84           10.44      8.50         6.72        5.50
--------------------------------------------------------------------------------------------------------------------------------

Form 15208-95

                                OPTION II TABLE
           (Benchmark Rate of Return is 5% - Per $1,000 of Proceeds)

--------------------------------------------------------------------------------------------------------------------------------
  Age of Annuitant                                              Age of Annuitant
   Last Birthday                                                  Last Birthday
    When First                 Monthly Installment                 When First                 Monthly Installment
  Installment is                                                 Installment is
     Payable                                                        Payable
--------------------------------------------------------------------------------------------------------------------------------
                       5           10         15          20                           5          10          15          20
     Female          Years       Years       Years       Years       Female          Years       Years       Years       Years
                    Certain     Certain     Certain     Certain                     Certain     Certain     Certain     Certain
--------------------------------------------------------------------------------------------------------------------------------
        15            4.24      4.24         4.24        4.24          40             4.67        4.66        4.65        4.64
        16            4.25      4.25         4.25        4.24          41             4.70        4.69        4.68        4.66
        17            4.26      4.26         4.26        4.25          42             4.73        4.73        4.71        4.69
        18            4.27      4.27         4.26        4.26          43             4.77        4.76        4.75        4.73
        19            4.28      4.28         4.27        4.27          44             4.81        4.80        4.78        4.76

        20            4.29      4.29         4.28        4.28          45             4.85        4.84        4.82        4.79
        21            4.30      4.30         4.30        4.29          46             4.89        4.88        4.86        4.83
        22            4.31      4.31         4.31        4.30          47             4.93        4.92        4.90        4.87
        23            4.32      4.32         4.32        4.32          48             4.98        4.97        4.94        4.90
        24            4.34      4.34         4.33        4.33          49             5.03        5.01        4.99        4.95

        25            4.35      4.35         4.35        4.34          50             5.08        5.06        5.03        4.99
        26            4.37      4.36         4.36        4.35          51             5.14        5.12        5.08        5.03
        27            4.38      4.38         4.37        4.37          52             5.20        5.17        5.13        5.08
        28            4.40      4.39         4.39        4.38          53             5.26        5.23        5.19        5.13
        29            4.41      4.41         4.41        4.40          54             5.32        5.30        5.25        5.18

        30            4.43      4.43         4.42        4.42          55             5.39        5.36        5.31        5.23
        31            4.45      4.45         4.44        4.43          56             5.47        5.43        5.37        5.28
        32            4.47      4.46         4.46        4.45          57             5.55        5.51        5.44        5.34
        33            4.49      4.49         4.48        4.47          58             5.63        5.58        5.51        5.40
        34            4.51      4.51         4.50        4.49          59             5.72        5.67        5.58        5.46

        35            4.53      4.53         4.52        4.51          60             5.81        5.76        5.66        5.52
        36            4.56      4.55         4.55        4.54          61             5.92        5.85        5.74        5.58
        37            4.58      4.58         4.57        4.56          62             6.02        5.95        5.82        5.64
        38            4.61      4.60         4.60        4.58          63             6.14        6.05        5.91        5.71
        39            4.64      4.63         4.62        4.61          64             6.26        6.16        6.00        5.77
--------------------------------------------------------------------------------------------------------------------------------

Form 15208-95

                                OPTION II TABLE
           (Benchmark Rate of Return is 5% - Per $1,000 of Proceeds)

--------------------------------------------------------------------------------------------------------------------------------
  Age of Annuitant                                              Age of Annuitant
   Last Birthday                                                  Last Birthday
    When First                 Monthly Installment                 When First                 Monthly Installment
  Installment is                                                 Installment is
     Payable                                                        Payable
--------------------------------------------------------------------------------------------------------------------------------
                       5           10         15          20                           5          10          15          20
     Female          Years       Years       Years       Years       Female          Years       Years       Years       Years
                    Certain     Certain     Certain     Certain                     Certain     Certain     Certain     Certain
--------------------------------------------------------------------------------------------------------------------------------
        65            6.39     6.28          6.09        5.84          85            11.95        9.60        7.71        6.50
        66            6.53     6.40          6.19        5.90          86            12.38        9.73        7.73        6.51
        67            6.68     6.53          6.29        5.96          87            12.81        9.85        7.75        6.51
        68            6.84     6.67          6.39        6.02          88            13.25        9.95        7.77        6.51
        69            7.01     6.81          6.49        6.08          89            13.76       10.05        7.78        6.51

        70            7.20     6.97          6.60        6.14          90            14.08       10.13        7.79        6.51
        71            7.40     7.13          6.70        6.19          91            14.47       10.20        7.80        6.51
        72            7.61     7.29          6.81        6.24          92            14.85       10.26        7.81        6.51
        73            7.84     7.47          6.91        6.28          93            15.20       10.31        7.81        6.51
        74            8.08     7.65          7.01        6.32          94            15.55       10.35        7.81        6.51

        75            8.35     7.83          7.10        6.35          95            15.87       10.39        7.82        6.51
        76            8.63     8.02          7.19        6.38
        77            8.92     8.21          7.28        6.41
        78            9.24     8.40          7.36        6.43
        79            9.58     8.59          7.43        6.45

        80            9.93     8.78          7.49        6.46
        81           10.30     8.96          7.55        6.48
        82           10.69     9.14          7.60        6.49
        83           11.10     9.31          7.64        6.49
        84           11.52     9.46          7.68        6.50
--------------------------------------------------------------------------------------------------------------------------------

Form 15208-95

                                OPTION II TABLE
  (Benchmark Rate of Return or Guaranteed Interest Rate is 3% - Per $1,000 of
                                   Proceeds)

--------------------------------------------------------------------------------------------------------------------------------
  Age of Annuitant                                              Age of Annuitant
   Last Birthday                                                  Last Birthday
    When First                 Monthly Installment                 When First                 Monthly Installment
  Installment is                                                 Installment is
     Payable                                                        Payable
--------------------------------------------------------------------------------------------------------------------------------
                       5           10         15          20                           5          10          15          20
     Unisex          Years       Years       Years       Years       Unisex          Years       Years       Years       Years
                    Certain     Certain     Certain     Certain                     Certain     Certain     Certain     Certain
--------------------------------------------------------------------------------------------------------------------------------
        20            2.98     2.98          2.97        2.97          45             3.75        3.74        3.72        3.69
        21            2.99     2.99          2.99        2.99          46             3.81        3.79        3.77        3.73
        22            3.01     3.01          3.01        3.01          47             3.86        3.85        3.82        3.78
        23            3.03     3.03          3.03        3.02          48             3.92        3.91        3.88        3.83
        24            3.05     3.05          3.05        3.04          49             3.98        3.96        3.93        3.88

        25            3.07     3.07          3.07        3.06          50             4.05        4.03        3.99        3.93
        26            3.09     3.09          3.09        3.09          51             4.11        4.09        4.05        3.99
        27            3.12     3.12          3.11        3.11          52             4.19        4.16        4.11        4.04
        28            3.14     3.14          3.14        3.13          53             4.26        4.23        4.18        4.10
        29            3.17     3.16          3.16        3.15          54             4.34        4.31        4.25        4.16

        30            3.19     3.19          3.18        3.18          55             4.42        4.39        4.32        4.22
        31            3.22     3.22          3.21        3.20          56             4.51        4.47        4.40        4.29
        32            3.25     3.24          3.24        3.23          57             4.60        4.56        4.47        4.35
        33            3.27     3.27          3.27        3.26          58             4.70        4.65        4.56        4.42
        34            3.31     3.30          3.30        3.29          59             4.81        4.75        4.64        4.48

        35            3.34     3.33          3.33        3.32          60             4.92        4.85        4.73        4.55
        36            3.37     3.37          3.36        3.35          61             5.04        4.96        4.82        4.62
        37            3.41     3.40          3.39        3.38          62             5.16        5.07        4.91        4.69
        38            3.44     3.44          3.41        3.41          63             5.30        5.19        5.01        4.75
        39            3.48     3.48          3.47        3.45          64             5.44        5.32        5.11        4.82

        40            3.52     3.52          3.50        3.49          65             5.59        5.45        5.21        4.89
        41            3.56     3.56          3.54        3.52          66             5.75        5.59        5.32        4.95
        42            3.61     3.60          3.59        3.56          67             5.92        5.73        5.42        5.01
        43            3.66     3.65          3.63        3.60          68             6.10        5.89        5.53        5.07
        44            3.70     3.69          3.67        3.65          69             6.29        6.04        5.63        5.13
--------------------------------------------------------------------------------------------------------------------------------

Form 15208-95

                                OPTION II TABLE
  (Benchmark Rate of Return or Guaranteed Interest Rate is 3% - Per $1,000 of
                                   Proceeds)

--------------------------------------------------------------------------------------------------------------------------------
  Age of Annuitant                                              Age of Annuitant
   Last Birthday                                                  Last Birthday
    When First                 Monthly Installment                 When First                 Monthly Installment
  Installment is                                                 Installment is
     Payable                                                        Payable
--------------------------------------------------------------------------------------------------------------------------------
                       5           10         15          20                           5          10          15          20
     Unisex          Years       Years       Years       Years       Unisex          Years       Years       Years       Years
                    Certain     Certain     Certain     Certain                     Certain     Certain     Certain     Certain
--------------------------------------------------------------------------------------------------------------------------------
        70            6.50     6.21          5.74        5.18          85            11.33        8.78        6.78        5.51
        71            6.72     6.38          5.84        5.23          86            11.75        8.90        6.80        5.51
        72            6.95     6.55          5.95        5.27          87            12.16        9.01        6.82        5.51
        73            7.20     6.73          6.04        5.31          88            12.58        9.11        6.83        5.51
        74            7.46     6.91          6.14        5.35          89            12.98        9.20        6.84        5.51

        75            7.74     7.10          6.23        5.38          90            13.39        9.27        6.85        5.51
        76            8.03     7.29          6.31        5.40          91            13.78        9.34        6.86        5.51
        77            8.34     7.47          6.39        5.43          92            14.16        9.40        6.86        5.51
        78            8.67     7.66          6.46        5.45          93            14.52        9.44        6.87        5.51
        79            9.01     7.84          6.53        5.46          94            14.88        9.49        6.87        5.51

        80            9.37     8.02          6.59        5.47          95            15.22        9.52        6.87        5.51
        81            9.74     8.19          6.64        5.48
        82           10.12     8.35          6.68        5.49
        83           10.52     8.51          6.72        5.50
        84           10.92     8.65          6.75        5.50
--------------------------------------------------------------------------------------------------------------------------------

Form 15208-95

                    OPTION II TABLE - VARIABLE ANNUITY ONLY
           (Benchmark Rate of Return is 5% - Per $1,000 of Proceeds)

--------------------------------------------------------------------------------------------------------------------------------
  Age of Annuitant                                              Age of Annuitant
   Last Birthday                                                  Last Birthday
    When First                 Monthly Installment                 When First                 Monthly Installment
  Installment is                                                 Installment is
     Payable                                                        Payable
--------------------------------------------------------------------------------------------------------------------------------
                       5           10         15          20                           5          10          15          20
     Unisex          Years       Years       Years       Years       Unisex          Years       Years       Years       Years
                    Certain     Certain     Certain     Certain                     Certain     Certain     Certain     Certain
--------------------------------------------------------------------------------------------------------------------------------
        15            4.27     4.27          4.27        4.27          40             4.77        4.76        4.75        4.72
        16            4.28     4.28          4.28        4.28          41             4.81        4.80        4.78        4.75
        17            4.29     4.29          4.29        4.29          42             4.85        4.84        4.82        4.79
        18            4.31     4.30          4.30        4.30          43             4.89        4.88        4.85        4.82
        19            4.32     4.32          4.31        4.31          44             4.94        4.92        4.89        4.86

        20            4.33     4.33          4.32        4.32          45             4.98        4.97        4.93        4.89
        21            4.34     4.34          4.34        4.33          46             5.03        5.01        4.98        4.93
        22            4.36     4.35          4.35        4.34          47             5.08        5.06        5.02        4.97
        23            4.37     4.37          4.36        4.36          48             5.14        5.11        5.07        5.02
        24            4.39     4.38          4.38        4.37          49             5.19        5.16        5.12        5.06

        25            4.40     4.40          4.39        4.39          50             5.25        5.22        5.17        5.10
        26            4.42     4.41          4.41        4.40          51             5.31        5.28        5.23        5.15
        27            4.44     4.43          4.43        4.42          52             5.38        5.34        5.28        5.20
        28            4.45     4.45          4.44        4.44          53             5.45        5.41        5.34        5.25
        29            4.47     4.47          4.46        4.46          54             5.52        5.48        5.40        5.30

        30            4.49     4.49          4.48        4.47          55             5.60        5.55        5.47        5.36
        31            4.52     4.51          4.50        4.49          56             5.69        5.63        5.54        5.41
        32            4.54     4.53          4.53        4.52          57             5.78        5.71        5.61        5.47
        33            4.56     4.56          4.55        4.54          58             5.87        5.80        5.68        5.53
        34            4.59     4.58          4.57        4.56          59             5.97        5.89        5.76        5.58

        35            4.61     4.61          4.60        4.58          60             6.08        5.99        5.84        5.64
        36            4.64     4.64          4.63        4.61          61             6.19        6.09        5.92        5.70
        37            4.67     4.67          4.65        4.64          62             6.32        6.20        6.01        5.77
        38            4.71     4.70          4.68        4.66          63             6.45        6.31        6.10        5.83
        39            4.74     4.73          4.71        4.69          64             6.59        6.43        6.19        5.89
--------------------------------------------------------------------------------------------------------------------------------

Form 15208-95

                    OPTION II TABLE - VARIABLE ANNUITY ONLY
           (Benchmark Rate of Return is 5% - Per $1,000 of Proceeds)

--------------------------------------------------------------------------------------------------------------------------------
  Age of Annuitant                                              Age of Annuitant
   Last Birthday                                                  Last Birthday
    When First                 Monthly Installment                 When First                 Monthly Installment
  Installment is                                                 Installment is
     Payable                                                        Payable
--------------------------------------------------------------------------------------------------------------------------------
                       5           10         15          20                           5          10          15          20
     Unisex          Years       Years       Years       Years       Unisex          Years       Years       Years       Years
                    Certain     Certain     Certain     Certain                     Certain     Certain     Certain     Certain
--------------------------------------------------------------------------------------------------------------------------------
        65            6.73     6.56          6.28        5.94          85            12.39        9.72        7.73        6.51
        66            6.89     6.69          6.38        6.00          86            12.80        9.83        7.75        6.51
        67            7.06     6.83          6.48        6.06          87            13.20        9.94        7.77        6.51
        68            7.24     6.97          6.57        6.11          88            13.60       10.03        7.78        6.51
        69            7.43     7.12          6.67        6.16          89            13.99       10.11        7.79        6.51

        70            7.63     7.28          6.77        6.21          90            14.38       10.18        7.80        6.51
        71            7.85     7.44          6.86        6.25          91            14.75       10.24        7.81        6.51
        72            8.08     7.60          6.96        6.29          92            15.12       10.30        7.81        6.51
        73            8.32     7.78          7.05        6.33          93            15.47       10.34        7.81        6.51
        74            8.58     7.95          7.14        6.36          94            15.80       10.38        7.82        6.51

        75            8.86     8.13          7.22        6.39          95            16.13       10.42        7.82        6.51
        76            9.15     8.30          7.30        6.41
        77            9.45     8.48          7.37        6.43
        78            9.78     8.66          7.44        6.45
        79           10.11     8.83          7.50        6.46

        80           10.47     9.00          7.55        6.47
        81           10.83     9.16          7.60        6.48
        82           11.21     9.31          7.64        6.49
        83           11.60     9.46          7.67        6.50
        84           11.99     9.59          7.70        6.50

Form 15208-95

                  THIS CONTRACT IS A FLEXIBLE PREMIUM DEFERRED
                COMBINATION FIXED AND VARIABLE ANNUITY CONTRACT.

ANNUITY PAYMENTS AND OTHER VALUES PROVIDED BY THIS CONTRACT, WHEN BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE. THESE VALUES MAY INCREASE OR DECREASE BASED ON INVESTMENT EXPERIENCE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT. ANNUITY PAYMENTS BEGIN AS OF THE ANNUITY DATE. PURCHASE PAYMENTS ARE FLEXIBLE AND MAY BE MADE UNTIL THE EARLIER OF THE ANNUITY DATE OR THE MAXIMUM AGE SHOWN IN THE SCHEDULE. THE ENHANCED DEATH BENEFIT WILL BE PAID IF THE OWNER DIES PRIOR TO THE ANNUITY DATE.



                        SOUTHLAND LIFE INSURANCE COMPANY
                                A Stock Company

--------------------------------------------------------------------------------

Form 15208-95